Omega

Interim financial information at June 30, 2021

Interim Financial Information at June 30, 2021

Contents

STATEMENTS OF FINANCIAL POSITION		4
STATEMENTS OF PROFIT OR LOSS		5
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)		6
STATEMENTS OF CHANGES IN EQUITY		8
STATEMENTS OF CASH FLOWS		9
STATEMENTS OF VALUE ADDED		10
1.	OPERATIONS	11
2.	BASIS OF PREPARATION	11
3.	SPECIAL EVENTS THROUGHOUT THE PERIOD	14
4.	BUSINESS SEGMENT INFORMATION	16
5.	CAIXA, EQUIVALENTES DE CAIXA E APLICAÇÕES FINANCEIRAS RESTRITAS	20
6.	TRADE ACCOUNTS RECEIVABLE	20
7.	OTHER CURRENT AND NONCURRENT ASSETS	20
8.	INVESTMENTS	21
9.	PROPERTY, PLANT AND EQUIPMENT	22
10.	INTANGIBLE ASSETS	23
11.	LOANS, FINANCING AND DEBENTURES	24
12.	TRADE ACCOUNTS PAYABLE	27
13.	LABOR AND TAX OBLIGATIONS	28
14.	OTHER LIABILITIES AND PROVISIONS	28
15.	INCOME TAXES	28
16.	LEASE LIABILITIES	29
17.	RELATED PARTIES	29
18.	EQUITY	32
19.	NET OPERATING REVENUE	32
20.	OPERATING AND MAINTENANCE COSTS AND PURCHASES	33
21.	GENERAL AND ADMINISTRATIVE EXPENSES	33
22.	OTHER OPERATING INCOME (EXPENSES)	33
23.	FINANCE INCOME (COSTS)	33
24.	EARNINGS (LOSS) PER SHARE	34
25.	SHARE-BASED PAYMENT	34
26.	FINANCIAL INSTRUMENTS	36
27.	NON-CASH TRANSACTIONS	36
28.	CHANGES IN LIABILITIES AND FINANCING ACTIVITIES	36
29.	SUBSEQUENT EVENTS	38
CORPORATE GOVERNANCE		39
REPORT OF INDEPENDENT AUDITORS		39

2

Interim Financial Information at June 30, 2021

Statements of financial position at June 30, 2021 and December 31, 2020

In thousands of Reais

			Company		Consolidated
Assets	Note	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020
Current assets
Cash and cash equivalents	5	199,572	465,378	533,298	881,364
Trade accounts receivable	6	84,727	-	248,906	276,307
Dividends a receivables	17	17,157	34,146	2,924	6,839
Other receivables	7	284,787	101,124	350,080	166,499
		586,243	600,648	1,135,208	1,331,009

Non-Current assets
Restricted cash	5	-	-	510,411	461,771
Trade accounts receivable	6	-	-	38,108	31,088
Deferred IRPJ and CSLL	15	-	-	157,237	157,306
Other receivables	7	53,449	61,408	63,612	71,653
		53,449	61,408	769,368	721,818

Investments	8	5,202,740	4,355,354	795,442	821,263
Property, plant and equipment	9	8,721	6,047	6,455,791	6,599,678
Intangible assets	10	16,394	16,621	1,093,652	1,119,436
		5,227,855	4,378,022	8,344,885	8,540,377

		5,281,304	4,439,430	9,114,253	9,262,195

Total assets		5,867,547	5,040,078	10,249,461	10,593,204

			Company		Consolidated
Liabilities and equity	Note	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020
Current liabilities
Trade accounts payable	12	64,978	2,356	104,806	84,815
Loans, financing and debentures	11	58,484	4,955	298,862	373,861
Labor and tax obligations	13	18,593	19,877	42,069	44,537
Lease liabilities	16	3,205	2,845	16,142	20,057
Other liabilities	14	149,557	33,921	185,043	85,061
		294,817	63,954	646,922	608,331

Noncurrent liabilities
Loans, financing and debentures	11	2,002,452	973,261	5,363,972	5,522,993
Trade accounts payable	12	-	-	252,923	214,682
Lease liabilities	16	10,665	11,749	107,743	105,330
Deferred IRPJ and CSLL	15	41,079	37,550	64,340	62,022
Other liabilities	14	9,647	210,593	24,110	225,006
		2,063,843	1,233,153	5,813,088	6,130,033

Total liabilities		2,358,660	1,297,107	6,460,010	6,738,364

Shareholders' Equity
Capital	18	3,839,189	3,833,245	3,839,189	3,833,245
Treasury shares		(1,664)	-	(1,664)	-
Funding costs		(72,944)	(72,944)	(72,944)	(72,944)
Capital reserve		135,483	132,077	135,483	132,077
Income reserve		241,618	241,618	241,618	241,618
Equity adjustment		(391,025)	(391,025)	(391,025)	(391,025)
Retained earnings (accumulated losses)		(241,770)	-	(241,770)	-
Equity attributable to controlling shareholders' equity		3,508,887	3,742,971	3,508,887	3,742,971
Noncontrolling interests		-	-	280,564	111,869
Total shareholders' equity		3,508,887	3,742,971	3,789,451	3,854,840

Total liabilities and shareholders' equity		5,867,547	5,040,078	10,249,461	10,593,204

See accompanying notes.

3

Interim Financial Information at June 30, 2021

STATEMENTS OF FINANCIAL POSITION

Statements of profit or loss for the three and six-month period ended June 30

In thousands of Reais

					Company
	Note	Apr - Jun/2021	Jan - Jun/2021	Apr - Jun/2020	Jan - Jun/2020

Net operating revenue	19	137,077	231,094	-	-
Operating and maintenance costs and purchases	20	(134,225)	(228,787)	-	-
Gross profit		2,852	2,307	-	-

Operating income (expenses)
Administrative, personnel and general expenses	21	(3,388)	(9,237)	(6,340)	(10,204)
Other operating income (expenses)	22	346	785	(1,040)	58,772
Equity pickup	8	(105,846)	(156,685)	(16,936)	(106,080)
		(108,888)	(165,137)	(24,316)	(57,512)

Total operating income		(106,036)	(162,830)	(24,316)	(57,512)

Finance income	23	5,049	8,590	2,897	6,813
Finance costs	23	(45,950)	(84,001)	(10,558)	(34,212)
		(40,901)	(75,411)	(7,661)	(27,399)

Profit before income and social
contribution taxes		(146,937)	(238,241)	(31,977)	(84,911)

Income and social contribution taxes	15	(3,529)	(3,529)	-	-

Net income for the period		(150,466)	(241,770)	(31,977)	(84,911)

Earnings per share - basic (R$)	24	(1,3174)	(1,3174)	(0,5067)	(0,5067)

Earnings per share - diluted (R$)	24	(1,3174)	(1,3174)	(0,5067)	(0,5067)

4

Interim Financial Information at June 30, 2021

Statements of profit or loss for the three and six-month period ended June 30

In thousands of Reais

					Consolidated
	Note	Apr - Jun/2021	Jan - Jun/2021	Apr - Jun/2020	Jan - Jun/2020

Net operating revenue	19	396,485	766,676	201,541	394,414
Operating and maintenance costs and purchases	20	(313,413)	(567,253)	(153,153)	(329,956)
Gross profit		83,072	199,423	48,388	64,458

Operating income (expenses)
Administrative, personnel and general expenses	21	(18,928)	(41,245)	(14,183)	(24,232)
Other operating income (expenses)	22	251	3,208	(1,011)	58,068
Equity pickup	8	(24,652)	(27,861)	11,047	10,185
		(43,329)	(65,898)	(4,147)	44,021

Total operating income		39,743	133,525	44,241	108,479

Finance income	23	9,851	15,547	4,928	11,119
Finance costs	23	(197,954)	(380,468)	(74,795)	(185,451)
		(188,103)	(364,921)	(69,867)	(174,332)

Profit before income and social
contribuição social		(148,360)	(231,396)	(25,626)	(65,853)

Income and social contribution taxes	15	(11,249)	(22,020)	(5,047)	(16,520)

Net income for the period		(159,609)	(253,416)	(30,673)	(82,373)

Atribuível aos
Controlling shareholders		(150,466)	(241,770)	(31,977)	(84,911)
Noncontrolling shareholders		(9,143)	(11,646)	1,304	2,538
Net income for the period		(159,609)	(253,416)	(30,673)	(82,373)

Earnings per share - basic (R$)	24	(1,3174)	(1,3174)	(0,5067)	(0,5067)

Earnings per share - diluted (R$)	24	(1,3174)	(1,3174)	(0,5067)	(0,5067)

See accompanying notes.

STATEMENTS OF PROFIT OR LOSS

5

Interim Financial Information at June 30, 2021

Statements of comprehensive income (loss) for the three and six-month period ended June 30

In thousands of Reais

				Company
	Apr - Jun/2021	Jan - Jun/2021	Apr - Jun/2020	Jan - Jun/2020

Net income for the period	(150,466)	(241,770)	(31,977)	(84,911)
Other comprehensive income	-	-	-	-
Resultado abrangente total	(150,466)	(241,770)	(31,977)	(84,911)

				Consolidated
	Apr - Jun/2021	Jan - Jun/2021	Apr - Jun/2020	Jan - Jun/2020

Net income for the period	(159,609)	(253,416)	(30,673)	(82,373)
Other comprehensive income	-	-	-	-
Total comprehensive income	(159,609)	(253,416)	(30,673)	(82,373)

Controlling interests	(150,466)	(241,770)	(31,977)	(84,911)
Non-controlling interests	(9,143)	(11,646)	1,304	2,538

See accompanying notes.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

6

Interim Financial Information at June 30, 2021

Statementsof changes in equity for the six-month period ended June 30

In thousands of Reais

	Attributed to company shareholders
				Capital reserve				Attributed to company shareholders Income reserve			Adjustment to Fair Value of issued shares
	Capital	Treasury shares	Issuance costs	Premium on share subscription	Recognized stock options granted	Subscription warrant reserve	Legal reserve	Income reserve to be realized	Statutory	Adjustment to Fair Value of issued shares	Result on capital transaction	Retained earnings (Accumulated losses)	Total	Noncontrolling interests	Grand total
Balances at January 1, 2020	2,664,014	-	(55,810)	95,521	10,068	15,995	9,114	35,324	138,019	(95,733)	-	-	2,816,512	45,151	2,861,663

Transaction with shareholders
Issuance of shares on acquisition Assuruá III	201,016	-	-	-	-	-	-	-	-	-	-	-	201,016	-	201,016
Adjustment to fair value of shares issued	-	-	-	-	-	-	-	-	-	(57,666)	-	-	(57,666)	-	(57,666)
Goodwill on the acquisition of Delta 7 and Delta 8	-	-	-	-	-	-	-	-	-	-	(147,683)	-	(147,683)	-	(147,683)
Capital increase from the exercise of stock options granted	2,244	-	-	-	-	-	-	-	-	-	-	-	2,244	-	2,244
Options granted to employees	-	-	-	-	2,348	-	-	-	-	-	-	-	2,348	-	2,348
Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,617)	(4,617)
Loss for the period	-	-	-	-	-	-	-	-	-	-	-	(84,911)	(84,911)	2,538	(82,373)

Balances at June 30, 2020	2,867,274	-	(55,810)	95,521	12,416	15,995	9,114	35,324	138,019	(153,399)	(147,683)	(84,911)	2,731,860	43,072	2,774,932

Balances at December 31, 2020	3,833,245	-	(72,944)	95,521	20,561	15,995	11,582	47,045	173,183	(153,399)	(237,626)	-	3,733,163	111,869	3,845,032

Ventos da Bahia 1 and 2 purchase price adjustment	-	-	-	-	-	-	-	-	-	-	-	9,808	9,808	-	9,808
Proposal for additional destination in 2020	-	-	-	-	-	-	490	2,329	6,989	-	-	(9,808)	-	-	-
Balances at December 31, 2020 (restated)	3,833,245	-	(72,944)	95,521	20,561	15,995	12,072	49,374	180,172	(153,399)	(237,626)	-	3,742,971	111,869	3,854,840

Balances at January 1, 2021 (restated)	3,833,245	-	(72,944)	95,521	20,561	15,995	12,072	49,374	180,172	(153,399)	(237,626)	-	3,742,971	111,869	3,854,840

Transaction with shareholders
Capital increase resulting from the exercise of stock options	5,944	-	-	-	-	-	-	-	-	-	-	-	5,944	-	5,944
Advance for future capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	180,341	180,341
Acquired treasury shares	-	(1,664)	-	-	-	-	-	-	-	-	-	-	(1,664)	-	(1,664)
Premium received in the granting of options	-	-	-	-	3,406	-	-	-	-	-	-	-	3,406	-	3,406
Loss for the period	-	-	-	-	-	-	-	-	-	-	-	(241,770)	(241,770)	(11,646)	(253,416)

7

Interim Financial Information at June 30, 2021

Balances at June 30, 2021	3,839,189	(1,664)	(72,944)	95,521	23,967	15,995	12,072	49,374	180,172	(153,399)	(237,626)	(241,770)	3,508,887	280,564	3,789,451

See accompanying notes.NGES IN EQUITY

8

Interim Financial Information at June 30, 2021

Statements of cash flows for the six-month period ended June 30

In thousands of Reais

	Company		Consolidated
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Cash flow from operating activities
Loss before income and social contribution taxes	(238,241)	(84,911)	(231,396)	(65,853)
Adjustments:
Depreciation and amortization	2,349	572	199,852	122,620
Equity pickup	156,685	106,080	27,861	(10,185)
Impairment of property, plant and equipment	-	-	-	16,807
Interest expense on loans, financing, debentures and lease	60,932	23,109	302,900	145,008
Interest income from investments	-	-	(14,699)	(11,545)
Options granted to employees	-	2,348	-	2,348
Gain from bargain purchase – acquisition of Assuruá 3, Chuí Complex and Ventos da Bahia 1 and 2	-	(59,529)	-	(59,529)
Other	2,567	2,468	32,251	4,680
	(15,708)	(9,863)	316,769	144,351

(Increase) Decrease in assets
Trade accounts receivable	(84,727)	63	20,381	49,830
Loan to employees	5,121	-	5,121	-
Other receivables	(521)	(10,970)	(288)	22,108
Increase (decrease) in liabilities
Trade accounts payable	62,622	733	58,232	82,492
Labor and tax liabilities	(1,284)	(1,433)	(2,468)	22
Other accounts payable	(85,310)	5,355	(99,546)	(44,149)
Cash flow from (used in) operations	(119,807)	(16,115)	298,201	254,654

Dividends received	23,312	34,449	3,915	1,897
Interest paid on loans, financing and debentures	(25,606)	(26,286)	(246,276)	(160,969)
Income and social contribution taxes paid	-	-	(19,702)	(26,302)
Net cash provided by (applied in) operating activities	(122,101)	(7,952)	36,138	69,280

Cash flow from investing activities
Acquisition of Delta 7, Delta 8 and Assuruá 3	-	(303,055)	-	(156,379)
Acquisition of property, plant and equipment and intangible assets	(4,796)	(881)	(30,181)	(14,322)
Resource for capital increase	(180,304)	-	-	-
Payment of capital in subsidiaries	(1,010,394)	-	(2,040)	-
Restricted cash	-	-	(33,941)	7,996
Cash used in investing activities	(1,195,494)	(303,936)	(66,162)	(162,705)

Cash flow from financing activities
Loans, financing and debentures taken out	1,050,000	-	1,051,904	834
Transaction costs	(4,637)	-	(4,637)	-
Principal payment – loans, financing and debentures	-	-	(1,363,987)	(194,508)
Capital increase resulting from the exercise of stock options	5,944	2,244	5,944	2,244
Acquired treasury shares	(1,664)	-	(1,664)	-
Premium received in the granting of options	3,406	-	3,406	-
Advance for future capital increase	-	-	36	-
Dividends paid	-	-	(1,367)	(2,758)
Leases	(1,260)	-	(7,677)	(2,760)
Cash provided by financing activities	1,051,789	2,244	(318,042)	(196,948)

Net increase (decrease) in cash and cash equivalents	(265,806)	(309,644)	(348,066)	(290,373)

Cash and cash equivalents at beginning of the period	465,378	753,544	881,364	984,470

Cash and cash equivalents at end of the period	199,572	443,900	533,298	694,097

See accompanying notes.

STATEMENTS OF CASH FLOWS

9

Interim Financial Information at June 30, 2021

Statements of value added for the six-month period ended June 30

In thousands of Reais

		Company		Consolidated
	June 30,2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues	219,588	59,525	753,954	451,623
Sales of goods, products and services	231,094	-	765,348	392,034
Other revenues	(11,506)	59,525	(11,394)	59,589
Inputs purchased from third parties	(233,310)	(5,355)	(373,824)	(217,551)
Cost of products, goods and services sold	(228,535)	-	(269,555)	(167,048)
Materials, energy, outsourced services and other	(5,030)	(4,589)	(110,096)	(48,386)
Loss/recovery of receivables	250	-	250	(16,853)
Other inputs	5	(766)	5,577	14,736
Gross value added	(13,722)	54,170	380,130	234,072
Depreciation, amortization and depletion	(2,349)	(572)	(199,852)	(122,620)

Net value added	(16,071)	53,598	180,278	111,452

Value added received in transfer	(149,079)	(99,231)	(12,924)	21,723
Equity pickup	(156,685)	(106,080)	(27,861)	10,185
Finance income	7,606	6,849	14,937	11,538
Total value added	(165,150)	(45,633)	167,354	133,175

Distribution of value added	(165,150)	(45,633)	167,354	133,175
Personnel	(55)	3,047	27,348	13,197
Taxes, fees and social contributions	(6,025)	2,317	13,981	16,900
Debt remuneration	82,700	33,914	379,441	185,451
Equity remuneration	(241,770)	(84,911)	(253,416)	(82,373)

See accompanying notes.

STATEMENTS OF VALUE ADDED

10

Interim Financial Information at June 30, 2021
1.	OPERATIONS

Omega Geração S.A. (the “Company”) is a publicly-held corporation headquartered in Belo Horizonte, at Avenida Barbacena, No. 472, 4th floor, whose issued shares are traded at the so-called Novo Mercado, the corporate governance segment of B3 S.A. – Brasil, Bolsa, Balcão (“B3”), under ticker OMGE3.

Founded in 2008, Omega is a company that holds a stake in electric power generation assets focused on clean and renewable energy, operating exclusively in the production and sale of electricity, with no exposure to the development and implementation of assets. The Group’s scope of operations includes wind, hydroelectric and solar power sources. As of January 2021, the Company started to absorb the contracts that were initially allocated to Omega Comercializadora de Energia S.A. ("OMGC"), thus adding the activity of energy commercialization. The next steps include the incorporation of operational assets within the Parent Company, as already approved in the meeting and disclosed in a material fact.

At June 30, 2021, Omega and its direct and indirect subsidiaries (“Omega”, “Group” or “Company”) operate 79 ventures with total installed capacity of 1,863.2 MW of renewable energy (considering the capacity of proportional interests held in the joint ventures Hidrelétrica Pipoca (“Pipoca”), solar power plant Pirapora Complex (“Pirapora”) and Ventos da Bahia 1 and 2 Complex (“Ventos da Bahia 1 and 2”), located in the states of Bahia, Maranhão, Mato Grosso do Sul, Minas Gerais, Piauí, Rio de Janeiro and Rio Grande do Sul.

The energy produced is sold through long-term agreements in the regulated contract environment (“ACR”) obtained at auctions held by Brazil’s National Agency of Electric Energy (ANEEL), with fixed prices indexed to inflation or through contracts in the unregulated contract environment (“ACL”), whose prices fluctuate due to market supply and demand in short-term transactions or inflation-indexed prices in long-term transactions. Segment information and details of operations of Company’s assets are presented in Note 4.

The Group’s activities, as well as those of its competitors, are regulated and supervised by ANEEL. Any change in the regulatory environment may have an impact on the Group’s activities.

The terms listed below are used throughout these individual and consolidated financial statements in their abbreviated form:

•	ACR – “Ambiente de Contratação Regulada” - Regulated contract environment;
•	ACL – “Ambiente de Comercialização Livre” - Unregulated contract environment;
•	CCEAR – “Contrato de Comercialização de Energia no Ambiente Regulado” - Energy trading agreement in the regulated environment;
•	CCEE – “Câmara de Comercialização de Energia Elétrica” - Brazil’s electricity trading chamber;
•	MCP - Short Term Market;
•	LER – “Leilão de Energia de Reserva” - Reserve power auction;
•	MRE – “Mecanismo de realocação de energia” - Energy reallocation mechanism;
•	PLD – “Preço de Liquidação das Diferenças” – Difference settlement price; and
•	Proinfa – “Programa de incentivo às fontes alternativas de energia elétrica” - Program to encourage alternative sources of electricity.
•	PCH – Hydro energy generation.

2.	BASIS OF PREPARATION

2.1 Statement of compliance

The Company’s individual and consolidated Interim Financial Information contained in the Quarterly Information Form (“ITR”) for the six-month period ended June 30, 2021, includes the individual and consolidated interim financial information prepared in accordance with NBC TG 21 – “Demonstração Intermediária”, as approved by Brazil’s National Association of State Boards of Accountancy (CFC), and IAS 34 - Interim Financial Reporting, issued by the International Accounting Standard Board (“IASB”),

11

Interim Financial Information at June 30, 2021

and presented in compliance with the Brazilian Securities and Exchange Commission (“CVM”), applicable to the preparation of the Quarterly Information (ITR).

Management assessed the ability of the Company and its subsidiaries to continue operating as a going concern and is convinced that they have the resources required to keep operating their businesses as usual in the future.

2.2 Basis of presentation

The individual and consolidated financial statements were prepared based on historical cost and adjusted to reflect (i) the fair value of financial instruments measured at fair value through profit or loss; and (ii) fair value of assets acquired, and liabilities assumed in a business combination.

This interim financial information was prepared following the basis of preparation and accounting policies consistent with those adopted in the preparation of audited financial statements for the year ended December 31, 2020 and should be read in conjunction with such financial statements. The information in the notes that did not undergo significant changes or had irrelevant disclosures compared to December 31, 2020, has not been repeated in full in this interim financial information. However, selected information was included to explain significant events and transactions occurred in order to enable the understanding of changes in the financial position and performance of the Company's operations since the publication of the financial statements for the year ended December 31, 2020, released on March 2, 2021 and were applied consistently in the previous year presented.

The subsequent events were assessed until August 3, 2021, date on which the individual and consolidated financial statements were approved by the Board of Directors.

The presentation of the Statement of Value Added (SVA) is required by Brazilian corporate law and by the accounting practices adopted in Brazil applicable to publicly held companies. IFRS does not require the presentation of this statement, which is considered supplementary information, without prejudice to the interim financial information taken as a whole.

2.3 Functional and reporting currency

The individual and consolidated financial statements are measured using the currency of the main economic environment in which the entity operates (“functional currency”), which is the Brazilian real ("BRL" or “R$”) in the case of the Company. The financial statements are presented in thousands of R$, unless otherwise stated.

2.4 Consolidation and investments

The consolidated financial statements reflect the assets, liabilities and transactions of the Company and its direct and indirect subsidiaries ("subsidiaries").

The direct and indirect subsidiaries, as well as the interests in joint ventures and respective activities are grouped by cash-generating unit (CGU), as follows:

Direct and Indirect subsidiaries (consolidated)	Site of operation	Activities	% Total share
			June 30, 2020	December 31, 2020
Direct Subsidiary
Asteri Energia S.A. (“Asteri”)	São Paulo	Holding company	100%	100%
Assuruá Energia S.A. ("Assuruá") (i)	Bahia	Holding company	100%	100%
Assuruá Energia 3 S.A. ("Assuruá 3") (vi)	Bahia	Holding company	100%	100%
Delta 1 Energia S.A. (“Delta 1”)	São Paulo	Holding company	100%	100%
Delta 5 I Energia S.A.	Maranhão	Wind energy generation	100%	100%
Delta 5 II Energia S.A.	Maranhão	Wind energy generation	100%	100%
Delta 6 I Energia S.A.	Maranhão	Wind energy generation	100%	100%
Delta 6 II Energia S.A.	Maranhão	Wind energy generation	100%	100%
Delta 7 Energia S.A.	Maranhão	Holding company	100%	100%
12

Interim Financial Information at June 30, 2021

Delta 8 Energia S.A.	Maranhão	Holding company	100%	100%
Indaiá Grande Energia S.A. (“Indaiá Grande”)	Mato Grosso do Sul	Hydro energy generation – CGU Indaiás	100%	100%
Indaiazinho Energia S.A. (“Indaiazinho”)	Mato Grosso do Sul	Hydro energy generation – CGU Indaiás	100%	100%
Omega Energia e Implantação 2 S.A. ("Delta 3")	São Paulo	Holding company	100%	100%
Omega Geração Comercializadora de Energia Ltda. (“OMGC”)	São Paulo	Sale of energy	100%	100%
Omega Geração 1 S.A.	São Paulo	Holding company	100%	100%
Eólica Chuí IX S.A. (“Hermenegildo”)	Rio Grande do Sul	Wind energy generation	99.99%	99.99%
Eólica Hermenegildo I S.A. (“Hermenegildo”)	Rio Grande do Sul	Wind energy generation	99.99%	99.99%
Eólica Hermenegildo II S.A. (“Hermenegildo”)	Rio Grande do Sul	Wind energy generation	99.99%	99.99%
Eólica Hermenegildo III S.A. (“Hermenegildo”)	Rio Grande do Sul	Wind energy generation	99.99%	99.99%
Santa Vitória do Palmar S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Holding company	78%	78%

Indirect Subsidiary
Assuruá Energia 1 S.A. ("Assuruá 1") (ii)	Bahia	Holding	100%	100%
Assuruá Energia 1 I S.A. (iii)	Bahia	Geração de energia eólica – UGC Assuruá	100%	100%
Assuruá Energia 1 II S.A. (iv)	Bahia	Geração de energia eólica – UGC Assuruá	100%	100%
Assuruá Energia 1 III S.A. (v)	Bahia	Geração de energia eólica – UGC Assuruá	100%	100%
Assuruá 3 I Energia S.A. (vii)	Bahia	Geração de energia eólica – UGC Assuruá 3	100%	100%
Assuruá 3 II Energia S.A. (viii)	Bahia	Geração de energia eólica – UGC Assuruá 3	100%	100%
Centrais Eólicas Assuruá II SPE S.A. ("Assuruá II")	Bahia	Holding	100%	100%
Delta 1 I energia S.A. (ix)	Piauí	Geração de energia eólica – UGC Delta 1	100%	100%
Delta 1 II Energia S.A. (x)	Piauí	Geração de energia eólica – UGC Delta 1	100%	100%
Delta 1 III Energia S.A. (xi)	Piauí	Geração de energia eólica – UGC Delta 1	100%	100%
Delta 2 Energia S.A.	São Paulo	Holding	100%	100%
Delta 3 I Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 II Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 III Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 IV Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 V Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 VI Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 VII Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 3 VIII Energia S.A.	Maranhão	Wind energy generation – CGU Delta 3	100%	100%
Delta 7 I Energia S.A.	Maranhão	Wind energy generation – CGU Delta 7	100%	100%
Delta 7 II Energia S.A.	Maranhão	Wind energy generation – CGU Delta 7	100%	100%
Delta 8 I Energia S.A.	Maranhão	Wind energy generation – CGU Delta 8	100%	100%
Gargaú Energética S.A.	Rio de Janeiro	Wind energy generation – CGU Gargaú	100%	100%
Musca Energia S.A.	São Paulo	Holding company	100%	100%
Parque Eólico Assuruá III S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Assuruá IV S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Capoeiras III S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Curral de Pedras I S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Curral de Pedras II S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Diamante II S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Diamante III S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Laranjeiras I S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Laranjeiras II S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Parque Eólico Laranjeiras V S.A.	Bahia	Wind energy generation – CGU Assuruá	100%	100%
Porto do Delta Energia S.A.	Piauí	Wind energy generation – CGU Delta 2	100%	100%
Serra das Agulhas Energia S.A. (xii)	Minas Gerais	Hydro energy generation – CGU Serra das Agulhas	100%	100%
Testa Branca I Energia S.A.	Piauí	Wind energy generation – CGU Delta 2	100%	100%
Testa Branca III Energia S.A.	Piauí	Wind energy generation – CGU Delta 2	100%	100%
Chuí S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Holding company	78%	78%
Eólica Chuí I S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí II S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí IV S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí V S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí VI S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Chuí VII S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau I S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau II S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau III S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau IV S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau V S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau VI S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau VII S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
13

Interim Financial Information at June 30, 2021

Eólica Geribatau VIII S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau IX S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Eólica Geribatau X S.A. (“Santa Vitória do Palmar”)	Rio Grande do Sul	Wind energy generation	78%	78%
Joint Venture (equity)	Site of operation	Activities
			June 30, 2020	December 31, 2020
Hidrelétrica Pipoca S.A.	Minas Gerais	Hydro energy generation	51%	51%
Omega Comercializadora de Energia Ltda. (“OMC”)	São Paulo	Sale of energy	51%	51%
Pirapora Solar Holding S.A.	Minas Gerais	Solar Power Generation	50%	50%
Pirapora II Solar Holding S.A.	Minas Gerais	Solar Power Generation	50%	50%
Pirapora III Solar Holding S.A.	Minas Gerais	Solar Power Generation	50%	50%
Ventos da Bahia 1 Geração de Energia S.A.	Bahia	Solar Power Generation	50%	50%
Ventos da Bahia 2 Geração de Energia S.A.	Bahia	Solar Power Generation	50%	50%

In the period ended June 30, 2021, the corporate name of certain subsidiaries was changed as follows:

(i)	From CEA - Centrais Eólicas Assuruá S.A. to Assuruá Energia S.A.
(ii)	From CEA I - Centrais Eólicas Assuruá I SPE S.A. to Assuruá 1 Energia S.A.
(iii)	From Parque Eólico Assuruá II S.A. to Assuruá 1 I Energia S.A.
(iv)	From Parque Eólico Assuruá V S.A. to Assuruá 1 II Energia S.A.
(v)	From Parque Eólico Assuruá VII S.A. to Assuruá 1 III Energia S.A.
(vi)	From CEA III - Centrais Eólicas Assuruá III SPE S.A. to Assuruá 3 Energia S.A.
(vii)	From Parque Eólico Laranjeiras III S.A. to Assuruá 3 I Energia S.A.
(viii)	From Parque Eólico Laranjeiras IX S.A. to Assuruá 3 II Energia S.A.
(ix)	From Porto Salgado Energia S.A. to Fromlta 1 I energia S.A.
(x)	From Porto das Barcas Energia S.A. to Fromlta 1 II Energia S.A.
(xi)	From Porto Parnaíba Energia S.A. to Fromlta 1 III Energia S.A.
(xii)	From Sigma Energia S.A. to Serra das Agulhas Energia S.A.

3.	SPECIAL EVENTS THROUGHOUT THE PERIOD

The special events in the period are those that, in the Company’s judgment, had a significant impact on the financial position, either due to their nature or significant value. The special events identified by the Company in the period are described below.

3.1 Public Offering of secondary distribution of shares

On January 22, 2021, the Company announced, by means of a Material Fact to the market, the holding of a public offering of secondary distribution with restricted efforts of 24,479,998 common shares issued by the Company and held by Bolt Fundo de Investimento em Participações Multiestratégia, equity investment fund managed by Tarpon Gestora de Recursos S.A.

On January 28, 2021, the Company announced, by means of a Material Fact to the market, the pricing of this public offering, setting the price per share of R$ 39.00, thus totaling R$954,720. Investors settled the offering on February 2, 2021.

3.2 Capital increase by exercise of the stock option grant

On February 5, May 14 and June 32, 2021, the Company's Board of Directors approved capital increases of R$1,700, R$ 2,698 and R$1,546, respectively, resulting from the exercise of part of the options granted under the Company’s First and Second incentive programs of the Second Stock Option Plan and Third programs of the Company's Third Stock Option Plan, as detailed in Note 25.

3.3 Repurchase of shares

On February 23, 2021, the Company announced, by means of an RCA, the private acquisition of 41,000 ordinary, nominative, book-entry shares with no par value, as a result of the exercise of the right to acquire all shares held by a participant in the Company's Third Stock Option Plan and shares are recorded as treasury shares in the amount of R$ 1,664.

14

Interim Financial Information at June 30, 2021

3.4 Simple debenture offer

On March 15, 2021, the Company concluded an offer of simple debentures in the amount of R$ 1,050,000. The details of the debentures issue by the Company are described in Note 11.2.1.

3.5 Assinatura de Acordo para Transferência de Assuruá 4

On April 5, 2021, the Company announced, by means of a Material Fact to the market, the preliminary contract to transfer the wind power generation assets denominated Assuruá 4, with a projected installed capacity of approximately 215 MW and expectation of commercial operation date at the beginning of 2023, located in Bahia State, adjacent to the Assuruá 1, II e 3. The effective transfer of the assets is conditioned to the verification of certain conditions precedent, such as the start of commercial operation of this Complex.

3.6 Granting of options to participants in the Third Plan

On June 1, 2021, at a RCA, the Third Stock Purchase Grant Program was approved under the Company's Third Stock Option Plan approved by the Extraordinary General Meeting held on April 30, 2020, as detailed in Note 25.

3.7 Anticipated acquisition debt Assuruá 1 and II

In the period ended June 30, 2021, the Company anticipated the installment E referring to the accounts payable on the acquisition of Assuruá 1 and II in the amount of R$19,936 and R$80,000 to FIP IER, accounted for under other liabilities, as mentioned in Notes 14 and 24.

3.8 Pre-payment of Gargaú’s and Hermenagildo's debt

In the period ended June 30, 2021, the Company’s subsidiaries, Gargaú, Hermenegildo and Santa Vitória do Palmar, pre-paid debt with BNDES and BRDE, as detailed in Note 11.2.2.

3.9 Ventos da Bahia 1 and 2 price adjustment

In the period ended June 30, 2021, the Company and the sellers of Ventos da Bahia 1 and 2 completed the measurement and formalization of the price adjustment of the transaction for the acquisition of 50% interest by the Company that occurred on November 30, 2020. The price adjustment step was foreseen in the purchase agreement signed by the parties after the completion of the balance sheet survey on the base date of closing by the sellers, validated by the Company according to the contractual deadlines.

The price adjustment was considered an adjustment of the consideration transferred, resulting in a reduction of the price paid in the amount of R$14,859, on which deferred income tax (IRCS) in the amount of R$5,051 was levied. The Company reviewed the calculation of the fair value of the assets identified and liabilities assumed and did not identify any additional assets or liabilities to the fair values initially allocated on the acquisition date. Consequently, the price adjustment resulted in the calculation of a bargain purchase gain on the transaction. In accordance with CPC 15, the adjustments that occurred during the 12-month period from the conclusion of the transaction should be recognized as if the accounting for the transaction had been completed on the acquisition date; therefore, the Company has reviewed and adjusted the comparative information for the year ended December 31, 2020, for which reason it is restating the financial statements for this date. The amount of R$14,859 was received on April 9, 2021 from EDF Renewables.

The effects on the restated items in the financial statements presented for comparative purposes are presented below:

		Company			Consolidated
December 31, 2020			December 31, 2020
Originally stated	Adjustment	Restated	Originally stated	Adjustment	Restated
15

Interim Financial Information at June 30, 2021

Cash and cash equivalents	465,378	-	465,378	881,364	-	881,364
Trade accounts receivable	-	-	-	276,307	-	276,307
Trade accounts receivable	34,146	-	34,146	6,839	-	6,839
Other receivables	86,265	14,859	101,124	151,640	14,859	166,499
Current assets	585,789	14,859	600,648	1,316,150	14,859	1,331,009
Non-Current assets	4,439,430	-	4,439,430	9,262,195	-	9,262,195
Total assets	5,025,219	14,859	5,040,078	10,578,345	14,859	10,593,204

Current liabilities	63,954	-	63,954	608,331	-	608,331
Deferred IRPJ and CSLL	32,499	5,051	37,550	56,971	5,051	62,022
Noncurrent liabilities	1,228,102	5,051	1,233,153	6,124,982	5,051	6,130,033
Total liabilities	1,292,056	5,051	1,297,107	6,733,313	5,051	6,738,364
Capital	3,833,245	-	3,833,245	3,833,245	-	3,833,245
Treasury shares	(72,944)	-	(72,944)	(72,944)	-	(72,944)
Capital reserve	132,077	-	132,077	132,077	-	132,077
Income reserve	231,810	9,808	241,618	231,810	9,808	241,618
Equity adjustment	(391,025)	-	(391,025)	(391,025)	-	(391,025)
Equity attributable to controlling shareholders' equity	3,733,163	9,808	3,742,971	3,733,163	9,808	3,742,971
Noncontrolling interests	-	-	-	111,869	-	111,869
Total shareholders' equity	3,733,163	9,808	3,742,971	3,845,032	9,808	3,854,840
Total liabilities and shareholders' equity	5,025,219	14,859	5,040,078	10,578,345	14,859	10,593,204

3.10 Effect of the new Coronavirus on the financial statements

The Company has been monitoring the progress of the new Coronavirus pandemic (“Covid-19”) and, by the date of these financial statements, no material impact on the Company's activities has been observed, although at this point it is not possible to anticipate the extent, severity and duration of the impacts of Covid-19. Security measures have also been adopted at the administrative units in order to keep business continuity as determined by Decree No. 10282, of March 20, 2020. The Company will continue to closely monitor the development of this issue, as well as its possible financial impacts.

4.	BUSINESS SEGMENT INFORMATION

The Company divided its operations in three reportable segments: operations from wind, water, solar power sources and trader. The segments are aligned with the structure used by management to evaluate the group's performance and are reflected in its management reports used for monitoring and decision-making. The agencies responsible for making these operational, resource allocation and performance evaluation decisions include the Executive Boards and the Board of Directors, which use information on generation and sale of energy in average MWh and MW, revenues, maintenance (“O&M”), fixed general and administrative expenses (G&A) and, as a result, EBITDA, financial results derived from capital structure and net income.

The information presented to the top management with the respective performance of each segment is derived from the records kept in accordance with accounting practices, with some reallocations between the segments.

The table below sets out the operational information on the assets of each segment:

CGUs	Segment	Number of sites in operation	Location	Beginning of the long-term contract	Installed capacity (MW)	Main contraction environment
Santa Vitória do Palmar	Wind	16	Rio Grande do Sul	May/2017	402.0	ACL
Assuruá 1 and II	Wind	13	Bahia	Assuruá I Apr/2016	303.0	LER
				Assuruá II Apr/2018
Delta 3	Wind	8	Maranhão	Jan/2018	220.8	ACR – Leilão A-3 2015
Ventos da Bahia 1 and 2 (*)	Wind	7	Bahia	Sep/17 e Sep/18	182.6	ACR - Leilão A-5 2013 e ACR - LER 2015
Hermenegildo	Wind	7	Rio Grande do Sul	May/2017	180.8	ACL
16

Interim Financial Information at June 30, 2021

Delta 2	Wind	3	Piauí	Jan/2018	74.8	ACR – Leilão A-5 2013
Delta 1	Wind	3	Piauí	Jul/2014	70.0	ACR – Leilão A-3 2011
Delta 7	Wind	2	Maranhão	Oct/2019	62.1	ACL
Delta 5	Wind	2	Maranhão	Jan/2019	54.0	ACR - Leilão Energia Nova nº 05/2017
Delta 6	Wind	2	Maranhão	Jan/2019	54.0	ACR - Leilão A-6 2017
Assuruá III	Wind	2	Bahia	Apr/2019	50.0	LEN
Delta 8	Wind	1	Maranhão	Oct/2019	35.1	ACL
Gargaú	Wind	1	Rio de Janeiro	Oct/2010	28.1	PROINFA
Indaiás	Water	2	Mato Grosso do Sul	Jul/2012	32.5	ACL
Serra das Agulhas	Water	1	Minas Gerais	Jan/2018	30.0	ACR – Leilão A-5 2013
Pipoca (**)	Water	1	Minas Gerais	Oct/2010	20.0	ACL
Pirapora (*)	Solar	11	Minas Gerais	Nov/2017	329.0	LER

(*) 50% interest.

(**) 51% interest.

4.1 Statements of profit or loss

The tables below show Company’s consolidated profit or loss distributed among the 4 reportable segments. Corporate expenses, sales and eliminations were presented in only one column, as follows:

June 30, 2021
	Wind sources (¹)	Water sources (²)	Solar sources (³)	Trading Company (4)	Corporate (5) / Elimination	Consolidated

Net operating revenue	608,705	51,780	-	5,210	100,981	766,676
Operation and maintenance costs and purchases	(411,072)	(29,168)	-	(6,119)	(120,894)	(567,253)
Gross profit	197,633	22,612	-	(909)	(19,913)	199,423

Administrative, personnel and general expenses	(30,009)	(1,795)	-	(140)	(9,301)	(41,245)
Other operating income (expenses)	(4,061)	6,498	-	(14)	785	3,208
Equity pickup	1,319	4,763	(4,553)	(29,390)	-	(27,861)
Total operational income (expenses)	164,882	32,078	(4,553)	(30,453)	(28,429)	133,525

Finance income	6,820	258	-	151	8,318	15,547
Finance costs	(289,018)	(7,701)	-	(28)	(83,721)	(380,468)
Income (loss) before IR/CSLL	(117,316)	24,635	(4,553)	(30,330)	(103,832)	(231,396)

IRPJ and CSLL	(15,358)	(2,357)	-	(776)	(3,529)	(22,020)
Net income(loss) for the period	(132,674)	22,278	(4,553)	(31,106)	(107,361)	(253,416)

1 Amount included reflects the equity accounting referring to 50% of the participation in Ventos da Bahia 1 and 2. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

2 Amount included reflects the equity accounting referring to 51% of the stake in Hidrelétrica Pipoca. The breakdown of asset, liability and statement of profit or loss information is presented in Note 8.

³ Amount included reflects the equity accounting referring to 50% of the participation in Pirapora Complex. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

4 Refers to the company Omega Geração Comercializadora de Energia Ltda. (“OMGC”). The business purpose of this trader is the management of Omega’s energy purchase and sale contracts, performing the long-term strategy in the enforceable contracts. It also includes the equity pickup for 51% equity interest in Omega Comercializadora de Energia Ltda. (“OMC), the breakdown of OMC information is detailed in Note 8.

5 As mentioned in item 3 and Note 1, from January 2021, the Company started to absorb the contracts to Group.

17

Interim Financial Information at June 30, 2021

June 30, 2020
	Fontes eólicas	Water sources (1)	Solar sources (2)	Trading Company (3)	Corporate / Elimination	Consolidated

Net operating revenue	297,648	39,618	-	118,914	(61,766)	394,414
Operation and maintenance costs and purchases	(256,940)	(15,943)	-	(118,839)	61,766	(329,956)
Gross profit	40,708	23,675	-	75	-	64,458

Administrative, personnel and general expenses	(11,436)	(2,468)	-	(124)	(10,204)	(24,232)
Other operating income (expenses)	59,582	(957)	-	200	(757)	58,068
Equity pickup	-	4,606	17	5,562	-	10,185
Total operational income (expenses)	88,854	24,856	17	5,713	(10,961)	108,479

Finance income	3,975	257	-	74	6,813	11,119
Finance costs	(143,753)	(7,212)	-	(274)	(34,212)	(185,451)
Income (loss) before IR/CSLL	(50,924)	17,901	17	5,513	(38,360)	(65,853)

IRPJ and CSLL	(13,434)	(63)	-	(3,023)	-	(16,520)
Net income(loss) for the period	(64,358)	17,838	17	2,490	(38,360)	(82,373)

1 Amount included reflects the equity accounting referring to 51% of the stake in Hidrelétrica Pipoca. The breakdown of asset, liability and statement of profit or loss information is presented in Note 8.

2 Amount included reflects the equity accounting referring to 50% of the participation in Pirapora Complex. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

³ Refers to the company Omega Geração Comercializadora de Energia Ltda. (“OMGC”). The business purpose of this trader is the management of Omega’s energy purchase and sale contracts, performing the long-term strategy in the enforceable contracts. It also includes the equity pickup for 51% equity interest in Omega Comercializadora de Energia Ltda. (“OMC), the breakdown of OMC information is detailed in Note 8.

4.2 Significant assets and liabilities by segment

June 30, 2021
	Fontes eólicas (¹)	Water sources (²)	Solar sources (³)	Trading Company (4)	Corporate (5) / Elimination	Consolidated
Assets
Cash and cash equivalents	324,474	13,211	-	13,959	181,654	533,298
Trade accounts receivable	311,125	18,521	-	42,523	(85,155)	287,014
Restricted cash	500,355	10,056	-	-	-	510,411
Investment	363,872	42,906	407,462	(18,798)	-	795,442
PP&E and intangible assets	6,396,461	368,522	-	-	784,460	7,549,443
Total key assets	7,896,287	453,216	407,462	37,684	880,959	9,675,608

Liabilities
Loans, financing and debentures	(3,452,622)	(167,927)	-	-	(2,042,285)	(5,662,834)
Trade accounts payable	(362,004)	(23,699)	-	(76,932)	104,906	(357,729)
Other liabilities	(124,320)	(11,536)	-	(823)	(72,474)	(209,153)
Total key liabilities	(3,938,946)	(203,162)	-	(77,755)	(2,009,853)	(6,229,716)

1 Amount included reflects the equity accounting referring to 50% of the participation in Ventos da Bahia 1 and 2. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

2 Amount included reflects the equity accounting referring to 51% of the stake in Hidrelétrica Pipoca. The breakdown of asset, liability and statement of profit or loss information is presented in Note 8.

³ Amount included reflects the equity accounting referring to 50% of the participation in Pirapora Complex. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

4 Refers to the company Omega Geração Comercializadora de Energia Ltda. (“OMGC”). The business purpose of this trader is the management of Omega’s energy purchase and sale contracts, performing the long-term strategy in the enforceable contracts. From January 2021, the Company started to absorb the contracts to Group. It also includes the equity pickup for 51% equity interest in Omega Comercializadora de Energia Ltda. (“OMC), the breakdown of OMC information is detailed in Note 8.

18

Interim Financial Information at June 30, 2021

5 As mentioned in item 3 and Note 1, from January 2021, the Company started to absorb the contracts to Group.

December 31, 2020
	Fontes eólicas	Water sources (1)	Solar sources (2)	Trading Company (3)	Corporate / Elimination	Consolidated
Assets
Cash and cash equivalents	397,645	17,869	-	18,843	447,007	881,364
Trade accounts receivable	334,780	42,420	-	86,155	(155,960)	307,395
Restricted cash	455,574	6,197	-	-	-	461,771
Investment	713,536	38,143	61,032	8,552	-	821,263
PP&E and intangible assets	7,465,173	367,773	-	-	(113,832)	7,719,114
Total key assets	9,366,708	472,402	61,032	113,550	177,215	10,190,907

Liabilities
Loans, financing and debentures	(4,766,192)	(170,816)	-	-	(959,846)	(5,896,854)
Trade accounts payable	(282,460)	(46,698)	-	(123,946)	153,607	(299,497)
Other liabilities	(558,080)	(24,877)	-	(1,352)	274,242	(310,067)
Total key liabilities	(5,606,732)	(242,391)	-	(125,298)	(531,997)	(6,506,418)

1 Amount included reflects the equity accounting referring to 51% of the stake in Hidrelétrica Pipoca. The breakdown of asset, liability and statement of profit or loss information is presented in Note 8.

2 Amount included reflects the equity accounting referring to 50% of the participation in Pirapora Complex. The detail of the information on the assets, liabilities and statement of profit or loss is presented in Note 8.

³ Refers to the company Omega Geração Comercializadora de Energia Ltda. (“OMGC”). The business purpose of this trader is the management of Omega’s energy purchase and sale contracts, performing the long-term strategy in the enforceable contracts. It also includes the equity pickup for 51% equity interest in Omega Comercializadora de Energia Ltda. (“OMC), the breakdown of OMC information is detailed in Note 8.

5.	CAIXA, EQUIVALENTES DE CAIXA E APLICAÇÕES FINANCEIRAS RESTRITAS

		Company		Consolidated
	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020
Banks	1,065	1,158	134,646	102,341
Liquid short-term investments	198,507	464,220	398,652	779,023
Cash and cash equivalents	199,572	465,378	533,298	881,364

Restricted cash	-	-	510,411	461,771

Total	199,572	465,378	1,043,709	1,343,135

Em June 30, 2021, cash and cash equivalents include, in addition to balances in bank accounts, Bank Deposit Certificates and investment shares in government securities, with daily liquidity and redeemable from the issuer.

Restricted short-term investments, classified as “restricted cash” and kept in the noncurrent assets include fixed-income instruments, taken out under normal market conditions and rates, as a form of guarantee and linked to financing obtained from BNDES, BNB, BRDE and project debentures described in Note 11.

6.	TRADE ACCOUNTS RECEIVABLE

		Company		Consolidate d
	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020
CCEAR - surplus	-	-	38,108	31,088
LER contracts	-	-	20,588	20,831
Proinfa contracts	-	-	3,631	3,759
MCP	20.042	-	95,512	101,781
Free consumers and transmission companies	64,685	-	129,175	149,936
Total	84.727	-	287,014	307,395
19

Interim Financial Information at June 30, 2021

Stated in assets:
Current	84.727	-	248,906	276,307
Noncurrent	-	-	38,108	31,088

There are no significant outstanding balances at June 30, 2021 and December 31, 2020, therefore, it was not necessary to record an allowance for doubtful accounts.

7.	OTHER CURRENT AND NONCURRENT ASSETS

		Company		Consolidated
	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020
Taxes recoverable
IRRF/CSLL	9,633	7,997	53,780	48,680
PIS/COFINS	-	-	9,636	9,382
ICMS	-	-	1,902	1,563
Other taxes	2,452	2,445	2,597	2,904
Advances to suppliers	5,464	5,543	18,577	9,024
Related parties (Note 17)	139,324	129,317	85,820	88,403
Resource for capital increase (Note 17)	180,304	-	180,304	-
Expenses to be allocated	392	498	8,467	14,346
Indemnity assets stemming from acquisition of companies	-	-	8,814	8,814
Insurance receivable	-	-	24,300	24,300
Judicial deposits	118	118	377	373
Ventos da Bahia 1 and 2 price adjustment (Note 3.9)	-	14,859	-	14,859
Other	549	1,755	19,118	15,504
Total	338,236	162,532	413,692	238,152
Stated in assets:
Current	284,787	101,124	350,080	166,499
Noncurrent	53,449	61,408	63,612	71,653

The nature of the group’s main accounts is described below.

Taxes recoverable: these include tax credits calculated at the federal (PIS, COFINS, IR and CSLL) and state (ICMS) levels resulting from the Company’s commercial transactions, financial investments and equipment acquisition. IRPJ and CSLL balances include withholdings related to the redemption of short-term investments. Commercial transactions under PROINFA also have withholding federal taxes.

Related parties: these refer to apportionments of expenses through structure sharing and loan operations to employees.

Resource for capital increase: In the quarter ended June 30, 2021, the Company contributed R$819,563 for a capital increase in the subsidiary Santa Vitória do Palmar, representing 100% of the amount contributed, against 78% participation of common shares. The amount of R$180,304 results from the minority partner's holding of 22% of the common shares, held by Brave Winds Geradora S.A. which will be converted into capital as part of the subsidiary's corporate restructuring plan .

Insurance receivable: arises from the estimate of insurance for property damage and loss of profits in the PCH Serra das Agulhas incident.

Indemnity assets stemming from acquisition of companies: indemnity rights arising from the acquisition of Assurua I and Assuruá II related to contingent tax liabilities.

Ventos da Bahia 1 and 2 price adjustment: Refers to the price adjustment in the acquisition of VDB's participation resulting from the analysis made based on the effective balance sheet on the closing day. For further details, see Note 3.9.

20

Interim Financial Information at June 30, 2021

8.	INVESTMENTS

8.1 Changes in investments at June 30, 2021

					Company
	Balances at December 31, 2020	Equity pickup	Dividends	Capital increase	Balances at June 30, 2021
Asteri	131,535	9,434	-	-	140,969
Delta 1	103,906	(7,437)	-	-	96,469
Delta 5 I	36,613	(844)	-	-	35,769
Delta 5 II	36,332	(930)	-	-	35,402
Delta 6 I	39,207	(1,158)	-	-	38,049
Delta 6 II	29,990	(750)	-	-	29,240
Delta 7	73,591	(9,846)	-	-	63,745
Delta 8	41,346	(5,274)	-	-	36,072
Indaiá Grande	70,744	8,788	(1,574)	-	77,958
Indaiazinho	44,954	7,570	(4,749)	-	47,775
Omega Geração 1	235,915	(5,453)	-	8,800	239,262
OE&I2	506,594	(35,786)	-	-	470,808
OMC	8,851	(29,464)	-	2,040	(18,573)
OMGC	(12,008)	(1,716)	-	-	(13,724)
Pirapora	165,022	2,160	-	-	167,182
Assuruá 1 and II	578,680	(8,181)	-	-	570,499
Assuruá 3	235,682	(697)	-	-	234,985
Chuí	726,067	(49,561)	-	999,554	1,676,060
Ventos da Bahia 1 and 2	363,271	5,416	-	-	368,687
Appreciation	939,062	(32,956)	-	-	906,106
Total	4,355,354	(156,685)	(6,323)	1,010,394	5,202,740

Consolidated
	Pipoca	Appreciation	OMC	Appreciation	Pirapora	Appreciation	Ventos da Bahia 1 and 2	Appreciation	Total
Balances at December 31, 2020	36,999	1,141	8,851	(299)	165,022	246,994	195,173	167,382	821,263
Capital increase	-	-	2,040	-	-	-	-	-	2,040
Equity pickup	4,818	(53)	(29,464)	75	2,160	(6,712)	5,416	(4,101)	(27,861)
Balances at June 30, 2021	41,817	1,088	(18,573)	(224))	167,182	240,282	200,589	163,281	795,442

8.2 Changes in investments at June 30, 2020

						Company
	Balances at December 31, 2019	Equity pickup	Dividends	Loss of investment	Acquisition of Companies	Balances at June 30, 2020
Asteri	85,531	2,196	(4,755)	(1,379)	-	81,593
Delta 1	106,169	(11,735)	-	-	-	94,434
Delta 5 I	48,485	(1,179)	(7,717)	-	-	39,589
Delta 5 II	44,639	(1,643)	(8,227)	-	-	34,769
Delta 6 I	47,150	(3,173)	(7,815)	-	-	36,162
Delta 6 II	39,128	(1,050)	(6,926)	-	-	31,152
Delta 7	-	(6,088)	-	-	88,745	82,657
Delta 8	-	(3,140)	-	-	50,050	46,910
Indaiá Grande	88,760	7,009	-	-	-	95,769
Indaiazinho	60,706	5,213	-	-	-	65,919
Omega Geração 1	211,186	(12,062)	-	-	-	199,124
OE&I2	522,504	(41,514)	-	-	-	480,990
OMC	7,092	5,487	-	-	-	12,579
OMGC	(4,345)	(3,071)	-	-	-	(7,416)
Pirapora	159,243	9,036	-	-	-	168,279
Assuruá 1 and II	588,188	(29,271)	-	-	-	558,917
Assuruá 3	-	8,862	-	-	223,097	231,959
Appreciation	995,819	(28,578)	-	-	-	967,241
Total	3,000,255	(104,701)	(35,440)	(1,379)	361,892	3,220,627

	Consolidated
	Pipoca	Appreciation	OMC	Appreciation	Pirapora	Appreciation	Total
Balances at December 31, 2019	30,596	1,247	7,092	(449)	159,243	262,490	460,219
Equity pickup	4,659	(53)	5,487	75	9,036	(9,019)	10,185
Dividends	(510)	-	-	-	-	-	(510)
21

Interim Financial Information at June 30, 2021

Balances at June 30, 2020	34,745	1,194	12,579	(374)	168,279	253,471	469,894

9.	PROPERTY, PLANT AND EQUIPMENT

The Company's balance of property, plant and equipment amounts to R$8,721 at June 30, 2021 (R$6,047 at December 31, 2020) related to equipment, furniture and fixtures and leasehold improvements, maintained for the development of corporate activities of Omega. Due to the low relevance of the balance, the Company presents the breakdown and changes only for the consolidated balances, as follows:

9.1 Changes in property, plant, and equipment at June 30, 2021

Consolidated
	Machinery and equipment	Reservoirs, dams and water mains	Buildings	Construction in progress	Others	Total
Balance at December 31, 2020	5,954,887	146,173	394,964	18,390	85,264	6,599,678
Additions	4,022	7,722	237	13,880	1,264	27,125
Depreciation	(154,329)	(1,788)	(14,812)	-	(83)	(171,012)
Balance at June 30, 2021	5,804,580	152,107	380,389	32,270	86,445	6,455,791

9.2 Changes in property, plant, and equipment at June 30, 2020

Consolidated
	Machinery and equipment	Reservoirs, dams and water mains	Buildings	Construction in progress	Others	Total
Balance at December 31, 2019	4,085,088	140,689	254,980	20,329	15,336	4,516,422
Additions	6,734	36	303	6,151	39	13,263
Delta 7 and Delta 8 acquisition	364,267	-	44,680	-	13	408,960
Assuruá III acquisition	249,499	-	-	-	3,074	252,573
Depreciation	(94,419)	(1,194)	(3,828)	-	(40)	(99,481)
Write-downs	(16,807)	-	-	-	-	(16,807)
Balance at June 30, 2020	4,594,362	139,531	296,135	26,480	18,422	5,074,930

There was no capitalized interest on property, plant and equipment for the six-month period ended June 30, 2021 and 2020. The Company acquires companies with projects already completed so that there is no expressive capitalization of interest on property, plant and equipment.

The useful lives used to calculate and record depreciation for the six-month period ended June 30, 2021, are the same as those used and published in the financial statements for the year ended December 31, 2020.

10.	INTANGIBLE ASSETS

10.1 Changes in intangible assets at June 30, 2021

Company
	Right of use - Leases	Other	Total
Balance at December 31, 2020	13,288	3,333	16,621
Additions	-	1,787	1,787
Amortization	(1,424)	(590)	(2,014)
Balance at June 30, 2021	11,864	4,530	16,394

22

Interim Financial Information at June 30, 2021

Consolidated
	PPA energy agreement	Authorization rights	Right of use - Leases	Transmission system	Other (i)	Total
Balance at December 31, 2020	618,991	309,863	117,669	5,187	67,726	1,119,436
Additions	-	-	-	-	3,056	3,056
Amortization	(18,433)	(4,230)	(4,160)	(11)	(2,006)	(28,840)
Balance at June 30, 2021	600,558	305,633	113,509	5,176	68,776	1,093,652

(i)	Represented substantially by software license.

10.2 Changes in intangible assets at June 30, 2020

Company
	Other	Total
Balance at December 31, 2019	1,160	1,160
Additions	1,099	1,099
Amortization	(568)	(568)
Balance at June 30, 2020	1,691	1,691

Consolidated
	PPA energy agreement	Authorization rights	Right of use - Leases	Transmission system	Other	Total
Balance at December 31, 2019	583,816	161,656	51,456	5,208	9,816	811,952
Additions	-	-	-	-	1,059	1,059
Delta 7 and Delta 8 acquisition	-	-	5,894	-	-	5,894
Assuruá III acquisition	79,740	69,733	-	-	-	149,473
Amortization	(17,385)	(2,690)	(2,567)	(11)	(486)	(23,139)
Balance at June 30, 2020	646,171	228,699	54,783	5,197	10,389	945,239

11.	LOANS, FINANCING AND DEBENTURES

11.1 Balance breakdown

						Company
	Current liabilities		Noncurrent liabilities		Total
	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020

Debentures	66,062	11,756	2,024,942	994,884	2,091,004	1,006,640
	66,062	11,756	2,024,942	994,884	2,091,004	1,006,640
Transaction costs	(7,578)	(6,801)	(22,490)	(21,623)	(30,068)	(28,424)
Total	58,484	4,955	2,002,452	973,261	2,060,936	978,216

						Consolidated
	Current liabilities		Noncurrent liabilities		Total
	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020

BNDES	129,488	247,298	2,081,567	2,994,302	2,211,055	3,241,600
BNB (*)	48,577	43,850	777,368	797,294	825,945	841,144
Debentures	122,779	55,007	2,498,809	1,475,585	2,621,588	1,530,592
CCB	8,684	266	61,667	70,000	70,351	70,266
BRDE	-	42,254	-	265,144	-	307,398
	309,528	388,675	5,419,411	5,602,325	5,728,939	5,991,000
Custo de transação	(10,666)	(14,814)	(55,439)	(79,332)	(66,105)	(94,146)
Total	298,862	373,861	5,363,972	5,522,993	5,662,834	5,896,854

(*) “Fundo Constitucional de Financiamento do Nordeste” - Northeast Constitutional Financing Fund.

A summary of current agreements, deadlines, types, costs and guarantees of each of the Company’s CGUs is presented below:

23

Interim Financial Information at June 30, 2021

Consolidated
	Financial institution	Maturity	Payment	Debt cost (p.a.)	Guarantees	June 30, 2021	December 31, 2020
CGU Indaiás	CCB	July/2025	mensal	CDI + 2,90%	Corporate endorsement, assignment of rights	70,351	70,266
CGU Gargaú	BNDES	May/2027	mensal	TJLP + 2,23%	Bank guarantee, reserve account, disposal of assets and shares	-	28,527
CGU Delta 1	BNDES	October/2030	mensal	TJLP + 2,18%	Bank guarantee, reserve account, disposal of assets and shares	141,205	148,793
CGU Serra das Agulhas	BNDES	July/2037	mensal	TJLP + 2,02%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	98,230	101,299
CGU Delta 2	BNDES	January/2033	mensal	TJLP + 2,27%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	247,790	254,819
CGU Delta 2	Debêntures	December/2026	semestral	IPCA + 7,38%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	31,959	31,808
CGU Delta 3	BNDES	March/2034	mensal	TJLP + 2,32%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	901,556	921,806
CGU Delta 3	Debêntures	December/2029	semestral	IPCA + 7,11%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	202,804	199,512
CGU Delta 5	BNB (¹)	May/2038	mensal	IPCA + 1,75%	Bank guarantee (²)reserve account	160,150	163,648
CGU Delta 6	BNB (¹)	May/2038	mensal	IPCA + 1,75%	Bank guarantee (²)reserve account	162,260	165,697
CGU Delta 7	BNB (¹)	January/2039	mensal	IPCA + 2,19%	Bank guarantee (²)reserve account	200,795	204,826
CGU Delta 8	BNB (¹)	January/2039	mensal	IPCA + 2,19%	Bank guarantee (²)reserve account	107,335	109,785
Corporativo	Debêntures	May/2024	semestral	CDI + 1,20%	-	310,397	309,805
Corporativo	Debêntures	May/2026	semestral	CDI + 1,30%	-	168,999	168,678
Corporativo	Debêntures	May/2026	anual	IPCA + 5,60%	-	204,035	201,198
Corporativo	Debêntures	May/2027	semestral	IPCA + 5,00%	-	166,760	159,984
Corporativo	Debêntures	Setembro/2028	semestral	IPCA + 4,37%	-	119,680	114,794
Corporativo	Debêntures	Setembro/2028	anual	IPCA + 4,37%	-	55,546	52,179
Corporativo	Debêntures	March/2029	anual	CDI + 1,19%	-	1,065,587	-
Assuruá 1	BNDES/CEF	November/2032	mensal	TJLP + 2,92%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	132,085	135,781
Assuruá 1	Debêntures	November/2030	mensal	IPCA + 7,81%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	36,634	36,060
Assuruá II	BNDES	June/2034	mensal	IPCA + 2,75%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	690,189	706,192
Assuruá II	Debêntures	June/2030	mensal	IPCA + 6,66%	Fiança bancária, Bank guarantee, reserve account, disposal of assets and shares	162,197	156,898
Assuruá 3	BNB (¹)	November/2038	mensal	IPCA + 2,33%	Bank guarantee (²)reserve account	195,405	197,188
Santa Vitória do Palmar	BNDES/BRDE	December/2031	mensal	TJLP + 3,76%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	-	833,934
Santa Vitória do Palmar	Debêntures	June/2028	semestral	IPCA + 8,50%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	96,990	99,676
Hermenegildo	BNDES/BRDE	June/2032	mensal	TJLP + 4,19%	Fiança bancária parcial, Bank guarantee, reserve account, disposal of assets and shares	-	417,847
						5,728,939	5,991,000

¹ Considers 15% timely-payment bonus as per BNB financing agreement.

² Assignment of credit rights, sale of assets and shares are granted as guarantees to guarantors.

The average term and nominal cost of debt at June 30, 2021 was 6.4 years and 7.69% p.a.

11.2 Changes in the balance

Changes in loans, financing and debentures for the period are as follows:

24

Interim Financial Information at June 30, 2021

	Company	Consolidated
Balance at December 31, 2020	978,216	5,896,854
Funding	1,050,000	1,051,904
Transaction costs	(4,637)	(4,637)
Principal payment	-	(1,363,987)
Finance charges paid	(25,606)	(246,276)
Provisioned finance charges	60,396	296,725
Amortization – transaction costs	2,567	32,251
Balance at June 30, 2021	2,060,936	5,662,834

11.2.1 Funding obtained in the period

In February 2021, the CGU Delta 3 concluded the receipt of resources related to social sub credits of its financing agreement with BNDES. The resources from the social subcredits, combined with own resources, were used in the projects Janela para o Mundo do Maranhão Education Center, Strengthening of Associativism, Rota dos Pequenos Lençois - Ecorodovia, Master Plan and Zoning Law. A total of R$1,904 was received, that will be amortized until March 2034, with interest corresponding to the TJLP.

On March 15, 2021, Omega Geração concluded an offer of simple debentures, not convertible into shares, of the unsecured kind of the Company's 3rd (third) issue, in a single series, amounting to R$1,050,000, with a total term of 8 years and annual amortization, according to the customized curve. The remunerator interest will be paid semi-annually and equivalent to the CDI rate + 1.99% p.a. The debentures were classified as "green debentures" based on an independent opinion issued by a specialized consulting company.

11.2.2 Repayments in the period

On February 22, 2021, Gargaú early settled the amounts of R$27,992, referring to the outstanding balance of their financing contracts obtained from BNDES, with original maturity in 2027 and TJLP + 2.23% p.a.

On March 30, 2021, the Hermenegildo Complex early settled the amounts of R$ 408,623 referring to the outstanding balance of their financing contracts obtained from BNDES, with original maturity in 2032 and TJLP + 4,19% p.a.

On May 21, 2021, the Santa Vitória do Palmar Complex settled in advance the amount of R$811,233 referring to the outstanding balance of the financing contracts with BNDES and BRDE, with original maturity in 2031 and cost of TJLP + 3.76% p.a.

The settlement was carried out due to its cost and with the objective of enabling the release of the subsidiary's restricted cash to the Company, increasing liquidity.

11.3 Payment schedule

The future debt payment flows are as follows:

	Principal	Interest	Total
2021	106,402	261,695	368,097
2022	264,946	563,697	828,643
2023 until 2025	1,379,739	1,531,491	2,911,230
2026 until 2028	1,774,722	1,149,948	2,924,670
2029 until 2031	1,153,270	302,984	1,456,254
2032 until 2033	485,677	77,125	562,802
25

Interim Financial Information at June 30, 2021

From 2033 onwards	346,523	47,347	393,870
	5,511,279	3,934,287	9,445,566

The cash flow of debt amortization is projected considering the contractual flows of amortization of principal and interest, inflation and contractual interest.

11.4 Garantees

The guarantees for the Subsidiaries’ financing agreements are the usual guarantees for a Project Finance, including (as described in Note 11.1): reserve accounts, assignment of credit rights and credits arising from the authorization, sale of listed machinery and equipment, sale of the Company's shares and, as applicable, letters of guarantee. As for the Company, the debentures have no guarantees.

11.5 Financial covenants

The Company, its subsidiaries and joint ventures are subject to covenants, notably the Equity Ratio (ER), the Debt Service Coverage Ratio (DSCR) and the Net Debt to EBITDA Ratio. Failure to comply with these covenants limits the distribution of dividends above the minimum mandatory amount and, in some cases, may result in accelerated debt maturity.

The covenants existing at June 30, 2021, from the group’s annual calculation by CGU are listed below:

	ER	DSCR	Net debt /EBITDA
CGU Indaiás	≥ 25%	N.A.	≥ 3,0
CGU Delta 1	N.A.	≥ 1,3	N.A.
CGU Serra das Agulhas	≥ 25%	≥ 1.2	N.A.
CGU Delta 2	≥ 25%	≥ 1.1	N.A.
CGU Delta 3	N.A.	≥ 1.1	N.A.
CGU Delta 5	N.A.	N.A.	N.A.
CGU Delta 6	N.A.	N.A.	N.A.
CGU Delta 7	N.A.	N.A.	N.A.
CGU Delta 8	N.A.	N.A.	N.A.
Assuruá 1	N.A.	≥1.2	N.A.
Assuruá II	N.A.	≥1.2	N.A.
Assuruá 3	N.A.	N.A.	N.A.
Santa Vitória do Palmar	N.A.	≥ 1.3	N.A.

For the Company, in the context of its first, second and third issues of debentures, the Company is required to comply with the financial ratio represented by the quotient of the division of Net Debt by EBITDA, calculated quarterly on an annual basis, always considering the pro forma results whenever there is an acquisition of equity interests, as follows:

Year	Financial ratio
Dez/2020 a Set/2021	5.50
Dez/2021 a Set/2022	5.00
Dez/2022 until maturity	4.50

At June 30, 2021, the Company fully complied with this covenant.

Compliance with ER and DSCR are verified at the reporting dates stipulated in the contracts signed by and between the Company and the respective agents. Management regularly monitors the calculations of these ratios to check for indications of noncompliance with contractual terms. At June 30, 2021,

26

Interim Financial Information at June 30, 2021

there is no evidence that the Group companies will not be able to fully comply with ER and DSCR ratios in the computation periods.

12.	TRADE ACCOUNTS PAYABLE

		Company		Consolidated
	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020
Equipment suppliers	-	-	163	163
General services and O&M suppliers	1,423	1,402	11,108	9,191
Energy purchase	63,555	954	88,755	71,713
ACR accounts payable	-	-	257,703	218,430
	64,978	2,356	357,729	299,497
Presented in liabilities:
Current	64,978	2,356	104,806	84,815
Noncurrent	-	-	252,923	214,682

The increase in ACR accounts payable arises from a deficit of energy generated in relation to the regulated contracts with the CGUs Delta 1, Delta 2, Delta 3, Assuruá 1 and Assuruá II, resulting from the seasonality of wind resources. The obligation may subsequently be reversed to the extent that power generation in subsequent periods exceeds the amounts guaranteed in the agreement.

13.	LABOR AND TAX OBLIGATIONS

		Company		Consolidated
	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020
Labor obligations
Salaries and charges	1,275	1,883	1,454	1,981
Labor accruals	15,956	17,674	18,049	19,209
Tax obligations
IRPJ and CSLL payable	-	-	6,854	8,732
Taxes payable	1,155	42	12,059	11,820
Withholding taxes – third parties	207	278	3,653	2,795
	18,593	19,877	42,069	44,537

14.	OTHER LIABILITIES AND PROVISIONS

		Company		Consolidated
	June 30, de 2021	December 31, de 2020	June 30, de 2021	December 31, de 2020
Accounts payable Assuruá I and II acquisition	127,782	209,690	127,782	209,690
Related parties (Note 17)	6,342	6,030	8,973	10,034
Contingent liabilities in the business combination (Note 7)	-	-	8,164	8,164
Advances from costumers	22,834	24,890	22,879	24,924
Services	1,657	2,562	34,323	38,662
Provisions	589	1,342	6,397	17,558
Other	-	-	635	1,035
	159,204	244,514	209,153	310,067
Stated in liabilities:
Current	149,557	33,921	185,043	85,061
Noncurrent	9,647	210,593	24,110	225,006

15.	INCOME TAXES

The total amount stated as the result of income taxes in the statement of profit or loss is reconciled to the rates established by legislation, as follows:

27

Interim Financial Information at June 30, 2021

	Consolidated
	June 30, 2021	June 30, 2020
Profit (loss) before IRPJ and CSLL	(231,396)	(65,853)
Statutory rate	34%	34%
IRPJ and CSLL at current rate	78,675	22,390
Permanent additions (exclusions)	635	(1,006)
Equity pickup	(9,473)	3,463
Gain from bargain purchase	-	20,240
Deferred IRPJ and CSLL not recorded on income and social contribution tax losses	(82,654)	(49,641)
Difference from calculation based on taxable profit computed as a percentage of gross revenue	(14,105)	(14,415)
Other	4,902	2,449
IRPJ and CSLL expenses in P&L	(22,020)	(16,520)
Effective IRPJ and CSLL rate - %	-9.5%	-25.1%

15.1 Balances of deferred income and social contribution taxes

	Consolidated
	June 30, 2021	December 31, 2020
Legal entities with deferred tax assets
Tax loss and negative CSLL calculation base - Hermenegildo	33,776	33,776
Tax loss and negative CSLL calculation base - others	702	771
Temporary differences - Hermenegildo	5,428	5,428
Temporary differences - Impairment - Hermenegildo	117,331	117,331
Deferred tax assets	157,237	157,306

Legal entities with deferred tax liabilities
Tax loss and negative CSLL calculation base	10,150	10,150
Difference in taxation on a cash basis and accrual basis	(85,057)	(69,019)
Depreciation basis encouraged	(29,948)	(29,830)
Deferred IR/CS on the acquisition of Chuí and Ventos da Bahia 1 and 2	41,080	27,448
Other temporary differences	(565)	(771)
Deferred tax liabilities	(64,340)	(62,022)

Total deferred tax	92,897	95,284

At June 30, 2021, the Company recorded accumulated income and social contribution tax loss balances of R$967,205, corresponding to IRPJ and CSLL tax credit of R$328,850, for which no deferred tax assets were accrued in view of the expectation of not having any taxable future profits for offset. These losses are not subject to the doctrine of laches and remain available to the Company indefinitely. To the extent taxable profit is likely to be generated, the Company may record this asset.

16.	LEASE LIABILITIES

The balances of the Company’s leasing liabilities, organized by CGU, are as follows:

	Company	Consolidated
Balance at December 31, 2020	14,594	125,387
Interest incurred on liabilities	536	6,175
Payment of leases	(1,260)	(7,677)
Balance at June 30, 2021	13,870	123,885

There are other lease agreements, such as for vehicles and small properties, but these were not included in the policy because of their low value per group of leased assets as per lease agreement. For the period at June 30, 2021, the amount of low-value lease expenses and short-term agreements was R$15 (R$269 at June 30, 2020).

28

Interim Financial Information at June 30, 2021

The Company did not use the benefit granted in a lease agreement related to the change in lease payments, as deliberated by CVM 859/20.

17.	RELATED PARTIES

The Company is controlled by a group of investment funds, managed at the discretion of Tarpon Gestora de Recursos S.A. For the period at June 30, 2021, there were changes in the Company’s control structure, as mencioned in Note 18.

The information presented below is summarized by the counterparty CGU when related to balances with companies within the group under the control of the Company and Omega Desenvolvimento Group, which include companies controlled by funds managed by Tarpon, involved in the development and implementation of projects, but without shareholding by the Company.

17.1 Assets and liabilities

The group of other receivables and other liabilities refers to the allocation of payroll costs and apportionment of administrative expenses (rent, condominium fees, third-party services, office supplies and cleaning products, among others).

17.1.1 Company

	June 30, 2021			December 31, 2020
		Assets	Liabilities		Assets	Liabilities
	Trade accounts receivable	Other receivables	Other liabilities	Dividends receivable	Other receivables	Other liabilities

Asteri (CGU Gargau e Pipoca)	9,545	4,391	(1,190)	12,255	4,849	(1,114)
Comercializadora	-	8,148	(256)	-	5,992	(180)
Grupo Omega Desenvolvimento	-	6,721	(1,653)	-	6,297	(1,602)
Pirapora	1,557	-	-	1,557	1	-
CGU Assuruá 1 e II	-	13,234	(330)	-	8,673	(328)
CGU Assuruá 3	511	1,074	-	511	479	-
CGU Delta 1	-	5,081	(63)	97	3,716	(68)
CGU Delta 2	2,732	3,110	(460)	3,279	2,831	(460)
CGU Delta 3	-	7,856	(85)	-	6,866	(85)
CGU Delta 5	1,420	1,171	(1,079)	1,420	2,800	(1,079)
CGU Delta 6	1,392	1,262	(913)	1,392	2,560	(913)
CGU Delta 7	-	1,564	(9)	2,109	1,747	(9)
CGU Delta 8	-	874	(56)	751	1,273	(56)
CGU Indaiás	-	3,338	(136)	8,282	3,352	(136)
CGU Serra das Agulhas	-	4,611	(110)	-	3,987	-
CGU Santa Vitória do Palmar	-	6,388	(2)	-	574	-
CGU Hermenegildo	-	2,588	-	-	285	-
Ventos da Bahia 1 and 2	-	-	-	2,493	-	-
Loan to employees (i)	-	67,913	-	-	73,035	-
Resource for capital increase (ii)	-	180,304	-	-	-	-
Total	17,157	319,628	(6,342)	34,146	129,317	(6,030)

(i)	Refers to loan agreements with employees eligible for the third stock option plan, with monthly indexation at 100% of the CDI + 0.5% p.a. and final maturity on June 30, 2025, and repayments will be made annually beginning on June 30, 2021.
(ii)	In the quarter ended June 30, 2021, the Company contributed R$819,563 for a capital increase in the subsidiary Santa Vitória do Palmar, representing 100% of the amount contributed, against 78% of the participation of common shares. The amount of R$180,304 results from the minority partner's holding of 22% of the common shares, held by Brasil Plural Asset Management Holding, controlled by Brave Winds Geradora S.A., which will be converted into capital as part of the subsidiary's corporate restructuring plan.

29

Interim Financial Information at June 30, 2021

17.1.2 Consolidated

	June 30, 2021					December 31, 2020
			Assets		Liabilities			Assets		Liabilities
	Trade accounts receivable	Dividends receivable	Other receivables	Trade accounts	Other liabilities	Trade accounts receivable	Dividends receivable	Other receivables	Trade accounts	Other liabilities

Comercializadora	15,016	-	8,212	(437)	(3,756)	-	-	5,526	(9,766)	(4,595)
Grupo Omega Desenvolvimento	-	-	7,703	-	(5,217)	-	-	7,226	-	(5,439)
Pipoca	-	1,367	1,992	-	-	-	2,790	2,616	-	-
Pirapora	-	1,557	-	-	-	-	1,557	-	-	-
Asteri	-	-	-	-	-	-	-	-	-	-
Cemig (i)	3,223	-	-	-	-	22,215	-	-	-	-
Ventos da Bahia 1 and 2	-	-	-	-	-	-	2,492	-	-	-
Loan to employees	-	-	67,913	-	-	-	-	73,035	-	-
Resource for capital increase	-	-	180,304	-	-	-	-	-	-	-
Total	18,239	2,924	266,124	(437)	(8,973)	22,215	6,839	88,403	(9,766)	(10,034)

(i) Certain subsidiaries of Omega Geração have energy purchase and sales transactions with Cemig, considered a related party of the group because of the equity in the Joint Venture Pipoca.

17.2 Statement of profit or loss

The group of administrative expenses refers to the allocation of payroll costs and apportionment of administrative expenses (rent, condominium fees, third-party services, office supplies and cleaning products, among others). The positive amounts reflect the transfer of Company’s costs to related parties. Eventually, energy purchase and sale transactions are conducted between related parties.

17.2.1 Company

	June 30, 2021	June 30, 2020
	Administrative, personnel and general expenses	Administrative, personnel and general expenses

Comercializadora (OMC e OMCG)	3,234	2,042
Grupo Omega Desenvolvimento	1,216	2,084
Pipoca	945	645
Pirapora	3	-
CGU Assuruá 1 and II	4,984	2,615
CGU Assuruá 3	594	-
CGU Delta 1	1,370	942
CGU Delta 2	1,489	871
CGU Delta 3	3,213	1,561
CGU Delta 5	771	434
CGU Delta 6	808	478
CGU Delta 7	1,003	422
CGU Delta 8	590	258
CGU Gargaú	826	626
CGU Hermenegildo	4,736	-
CGU Indaiás	855	673
CGU Santa Vitória do Palmar	2,857	-
CGU Serra das Agulhas	515	994
Total	30,009	14,645

17.2.2 Consolidated

	June 30, 2021			June 30, 2020
	Net operating revenue	Operation and maintenance costs and purchases	Administrative, personnel and general expenses	Net operating revenue	Custos da operação, conservação e compras	Administrative, personnel and general expenses

Comercializadora (OMC)	-	-	(2,090)	-	1,246	(1,478)
Grupo Omega Desenvolvimento	-	(421)	(1,135)	-	(7)	(1,953)
Cemig (i)	-	-	-	29,596	(477)	-
Total	-	(421)	(3,225)	29,596	762	(3,431)

30

Interim Financial Information at June 30, 2021

(i) Certain subsidiaries of Omega Geração have energy purchase and sales transactions with Cemig, considered a related party of the group because of the equity in the Joint Venture Pipoca.

The Company guarantees financial obligations related to financial contracts and sureties of its subsidiaries. Within the scope of the consolidated financial statements, these guarantees do not increase the Company’s exposure to the sureties and guarantees presented in Note 11.

17.3 Key management personnel compensation for the six-month period ended June 30, 2021 and 2020

The following table shows the total compensation paid to members of the Company´s Executive Board and Board of Directors:

	June 30, 2021	June 30, 2020
Salary	2,906	2,484
Direct and fringe benefits	34	33
Variable compensation	11,369	607
	14,309	3,124

During the 4th quarter of 2020, the Company adjusted the variable incentives in order to better reflect the long-term objectives and conditions practiced in the market in addition to increasing the number of compensated members of governance bodies in 2021.

There is also a D&O insurance policy covering legal defense costs, judicial and out-of-court settlements, and indemnities. This coverage extends to directors, officers and managers or any other individual with management power within the Company.

18.	EQUITY

18.1 Capital

Fully subscribed and paid-in capital at June 30, 2021 totals R$ 3,839,189, comprising 196,268,235 common shares (R$ 3,833,245, comprising 195,912,131 common shares at December 31, 2020).

On February 5, May 14 and June 24, 2021, the Company's Board of Directors approved a capital increase of de R$1,700, R$2,698 and R$1,546, respectively, resulting from the exercise of part of the options granted under the First and Second programs of the Company's Second Stock Option Plan, by issuing 124,000, 191,104 and 41,000 common shares.

Authorized capital is limited to R$ 6,000,000. Current capital may be increased up to this limit, regardless of amendments to the articles of incorporation, upon a resolution by the Board of Directors.

The Company’s shareholding structure at June 30, 2021 and December 31, 2020 is shown below:

	June 30, 2021		December 31, 2020
	Number of shares	%	Number of shares	%
Tarpon Gestora de Recursos S.A. ¹	62,694,003	31.94	83,225,283	42.48
Lambda ²	9,932,792	5.06	9,932,792	5.07
Compass Group L.L.C.	10,665,299	5.44	10,665,299	5.44
Verde Asset Management S.A.	10,093,675	5.14	-	-
Other shareholders	102,882,466	52.42	92,088,757	47.01
	196,268,235	100	195,912,131	100

¹ Tarpon Gestora de Recursos S.A. stake is held by equity funds that are under its discretionary management. The change in shareholding in the period reflects the share offering described in Note 3.1.

² Lambda is composed by companies: Lambda3 Fundo de Investimento em Participações Multiestratégia; Lambda Energia S.A., Lambda II Energia S.A and Lambda III Energia S.A.

31

Interim Financial Information at June 30, 2021
19.	NET OPERATING REVENUE

The table below presents net operating revenue for the six-month period ended June 30, 2021 and 2020:

			Company				Consolidated
	June 30, de 2021		June 30, de 2020		June 30, de 2021		June 30, de 2020
	R$	MWh	R$	MWh	R$	MWh	R$	MWh
ACR sales
ACR sales	-	-	-	-	151,547	729,566	154,083	739,224
Proinfa sales	-	-	-	-	16,718	30,878	15,314	30,738
Adjustment - CC	-	-	-	-	(34,345)	-	(96,621)	-
LER	-	-	-	-	119,726	657,783	119,957	654,673
Free Market sales - MCP	141,145	761,027	-	-	457,793	2,368,869	213,658	1,103,726
CCEE accounting	21,182	-	-	-	99,658	-	17,128	-
Sales to related parties	78,312	521,242	-	-	-	-	-	-
Taxes	(9,545)	-	-	-	(44,421)	-	(29,105)	-
	231,094	1,282,269	-	-	766,676	3,787,096	394,414	2,528,361

20.	OPERATING AND MAINTENANCE COSTS AND PURCHASES

		Company		Consolidated
	June 30, de 2021	June 30, de 2020	June 30, de 2021	June 30, de 2020
Purchase of energy	(237,369)	-	(248,252)	(156,918)
Depreciation and amortization	-	-	(197,372)	(121,921)
O&M	-	-	(92,084)	(37,142)
Regulatory fees	-	-	(38,095)	(23,367)
Credits – PIS and COFINS on costs	8,834	-	15,534	13,192
Other	(252)	-	(6,984)	(3,800)
	(228,787)	-	(567,253)	(329,956)

The energy is purchased from third parties and is intended to supplement the Generation in relation to the position sold by the Company at CCEE. PIS and COFINS credits are substantially due to purchase of energy.

21.	GENERAL AND ADMINISTRATIVE EXPENSES

		Company		Consolidated
	June 30, de 2021	June 30, de 2020	June 30, de 2021	June 30, de 2020
Personnel, general and administrative expenses	(2,844)	(4,387)	(30,442)	(14,734)
Share-based payment program	-	(2,348)	-	(2,348)
Depreciation and amortization	(2,349)	(568)	(2,480)	(699)
Consultancy and auditor services	(2,781)	(1,665)	(4,875)	(3,503)
Third party services	(357)	(615)	(1,481)	(1,265)
Other	(906)	(621)	(1,967)	(1,683)
	(9,237)	(10,204)	(41,245)	(24,232)

22.	OTHER OPERATING INCOME (EXPENSES)

		Company		Consolidated
	June 30, de 2021	June 30, de 2020	June 30, de 2021	June 30, de 2020
Gain from bargain purchase – Assuruá 3	-	59,529	-	59,529
Insurance claims receivable	-	-	-	15,121
Impairment de ativos	-	-	-	(16,802)
Insurance claims receivable	-	-	-	3,969
Indenização de contratos	-	-	-	(3,249)
Taxes on other income	-	-	(98)	194
32

Interim Financial Information at June 30, 2021

Other operating income (expenses)	785	(757)	3,306	(694)
	785	58,772	3,208	58,068
23.	FINANCE INCOME (COSTS)

		Company		Consolidated
	June 30, de 2021	June 30, de 2020	June 30, de 2021	June 30, de 2020
Finance income
Interest income	7,375	6,878	14,699	11,545
Other income	1,532	269	1,266	22
PIS and COFINS on finance income	(317)	(334)	(418)	(448)
	8,590	6,813	15,547	11,119
Despesas financeiras
Interest on loans and financing	(60,396)	(23,109)	(296,725)	(142,263)
Commission on guarantee	(1,628)	-	(21,176)	(20,691)
Transaction cost	(2,567)	(2,468)	(32,251)	(4,680)
Interest on operation leases	(536)	-	(6,175)	(2,745)
Monetary adjustment of accounts payable - acquisition of Assuruá 1 and II	(18,243)	(8,291)	(18,243)	(8,291)
Other costs	(631)	(344)	(5,898)	(6,781)
	(84,001)	(34,212)	(380,468)	(185,451)

Net finance income (costs)	(75,411)	(27,399)	(364,921)	(174,332)

24.	EARNINGS (LOSS) PER SHARE

The table below shows basic and diluted earnings per share for the periods June 30, 2021 and 2020:

	Company
	June 30, 2021	June 30, 2020
Numerator
Loss for the period	(241,770)	(84,911)
Denominador
Weighted average number of shares - thousands	183,513	167,566
Basic loss per share (in Reais)	(1.3174)	(0.5067)

Numerator
Loss for the period	(241,770)	(84,911)
Denominador
Weighted average number of shares - thousands	183,513	167,566
Diluted loss per share (in Reais)	(1.3174)	(0.5067)

Em June 30, 2021, the Company had 2,867,924 stock options granted and not exercised, of which are 466,124 under the second plan (Note 25.1) and 2,401,800 under the third plan (Note 25.2), which were considered in the calculation of diluted earnings.

Due to the acquisition of Assuruá I and II, the Company had installments payable totaling R$ 356,672, including R$ 326,764 that could be paid in shares originally. Given this convertibility option, and considering the early settlement of R$ 160,000, R$19,936 and R$80,000, completed in October 2019, May and June 2021, respectively, this instrument has a dilutive potential of 3,344,197 shares based on the market price of R$ 38.21 /share at June 30, 2021, according to the current debt balance in the updated amount of R$ 127,782.

As of June 30, 2021 and 2020, these shares were not considered in the calculation of diluted earnings per share due to the fact that the Company had a loss for the six-month period ended on these dates, thus having no dilutive effect.

33

Interim Financial Information at June 30, 2021
25.	SHARE-BASED PAYMENT

25.1 Second Stock Option Plan

As mentioned in Note 3.2, for the six-month period ended June 30, 2021, the Company’s Board of Directors approved capital increases totaling of R$4,398, by issuing 315,104 common shares issued by the Company As a result, the amount of outstanding stock options at June 30, 2021 decreased to 466,124.

	Date	Option price$/ Option	Exercise priceR$/ share	Total options granted
Options granted
1st Program	1/02/2018	1.36	12.61	1,221,213
2nd Program	3/31/2018	1.37	12.73	788,157
Total granted				2,009,370
Options exercised during 2019				(683,968)
Options exercised during 2020				(544,174)
Options exercised during 2021				(315,104)
Outstanding options				466,124

25.2 Third Stock Option Plan

As mentioned in Note 3.7, on June 1, 2021, the Company's Board of Directors approved the Third Stock Option Program.

No options will be granted under the First Program in addition to those already granted, so the balance of options not granted under this program was reallocated to the Third Program now approved.

In the scope of the Third Program of the Third Plan, 41,000 options were granted to the participants of the Third Plan, with no vesting period and an exercise period of up to 45 days from the grant date, upon payment of an exercise price of R$ 37.72.

As mentioned in Note 3.2, in the period ended June 30, 2021, the Company's Board of Directors approved on June 23, 2021 a capital increase in the amount of R$1,546, resulting from the exercise of the options granted under the Third Program of the Company's Third Stock Option Plan, resulting in the conversion of 41,000 options into common shares issued by the Company.

Under the Second Program of the Third Plan, 625,000 options were granted to Third Plan Participants. The exercise price of each option to be granted under the Second Program is R$50.00 per share, reduced by the amount per share of any dividends paid or capital reductions made between the grant date and the exercise date.

In consideration for the granting of the stock options under the Second Program of the Third Plan, the Participants shall pay the Company R$5.45 per share granted, not resulting in a compensation expense under the Second Program of the Third Plan.

The balance of outstanding option related to the Third Plan for the six-month period ended June 30, 2021:

	Date	Option price$/ Option	Exercise priceR$/ share	Total options granted
Options granted
1st Program	06/29/2020	-	32.75	1,953,000
2nd Program	06/29/2020 and 06/01/2021	4.34	50.00	2,401,800
34

Interim Financial Information at June 30, 2021

3st Program	06/01/2021	-	37.72	41,000
Total granted				4,395,800
Options exercised during 2020				(1,953,000)
Options exercised during 2021				(41,000)
Outstanding options				2,401,800

26.	FINANCIAL INSTRUMENTS

26.1 Classification of financial instruments

The table below shows the book value of the Company’s financial instruments presented in the financial statements:

		Consolidated
	June 30, de 2021	December 31, de 2020	Category
Restricted cash	510,411	461,771	A
Trade accounts receivable	287,014	307,395	A
Loans, financing and debentures	5,662,834	5,896,854	A
Trade accounts payable	357,729	299,497	A
Other liabilities	209,153	310,067	A

A – Financial assets measured at amortized cost

Given the short-term cycle, the fair value of cash and cash equivalents, trade accounts receivable and trade accounts payable are assumed to approximate their carrying amounts. In relation to restricted cash, investments are made in post-fixed rate securities, pegged to CDI, and it is assumed that its fair value is close to its carrying amount. In relation to loans and financing, the Company records operations contracted substantially with BNDES, bearing interest pegged to the long-term interest rate (“TJLP”), which is a financing instrument for long-term projects, for which there is no active market and, as such, the carrying amount is assumed to approximate the fair value.

The Company's financial instruments presented above are classified at level 2 of the fair value hierarchy.

27.	NON-CASH TRANSACTIONS

The Company presents the reconciliation of equity transactions, including changes arising from cash flows and changes that do not impact cash:

	Consolidated		Consolidated
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Issuance of shares on acquisition Assuruá 3	-	201,016	-	201,016
Impairment Property, plant and equipment	-	-	-	(16,807)

28.	CHANGES IN LIABILITIES AND FINANCING ACTIVITIES

The Company presents the reconciliation of equity transactions, including changes arising from cash flows and changes that do not impact cash.

Company
(Assets)/ liabilities	Note	Loans, financing and debentures	Leases liabilities	Equity	Total
Balances as of December 31, 2020		978,216	14,594	3,742,971	4,735,781

Transactions with an impact on cash flow
Loans, financing and debentures taken out	11	1,050,000	-	-	1,050,000
Transaction costs	11	(4,637)	-	-	(4,637)
Advance for future capital increase	18	-	-	5,944	5,944
35

Interim Financial Information at June 30, 2021

Acquired treasury shares	3.3	-	-	(1,664)	(1,664)
Premium received in the granting of options	-	-	-	3,406	3,406
Leases	16	-	(1,260)	-	(1,260)
		1,045,363	(1,260)	7,686	1,051,789

Other changes not affecting cash
Interest payment	11	(25,606)	-	-	(25,606)
Interest and monetary variations	11	60,396	536	-	60,932
Loss for the period	-	-	-	(241,770)	(241,770)
Amortization transaction	-	2,567	-	-	2,567
		37,357	536	(241,770)	(203,877)
Balances as of June 30, 2021		2,060,936	13,870	3,508,887	5,583,693

Consolidated
(Assets)/ liabilities	Note	Loans, financing and debentures	Leases liabilities	Equity	Others	Total
Balances as of December 31, 2020		5,896,854	125,387	3,854,840	-	9,877,081

Transactions with an impact on cash flow
Loans, financing and debentures taken out	11	1,051,904	-	-	-	1,051,904
Transaction costs	11	(4,637)	-	-	-	(4,637)
Payment of principal	11	(1,363,987)	-	-	-	(1,363,987)
Capital increase resulting from the exercise of stock options	18	-	-	5,944	-	5,944
Acquired treasury shares	3.3	-	-	(1,664)	-	(1,664)
Premium received in the granting of options	-	-	-	3,406	-	3,406
Advance for future capital increase		-	-	36	-	36
Dividends paid		-	-	-	(1,367)	(1,367)
Leases	16	-	(7,677)	-	-	(7,677)
		(316,720)	(7,677)	7,722	(1,367)	(318,042)
Other changes not affecting cash
Interest payment	11	(246,276)	-	-	-	(246,276)
Interest and monetary variations	11	296,725	6,175	-	-	302,900
Loss for the period	-	-	-	(253,416)	-	(253,416)
Resource for capital increase	17	-	-	180,305	-	180,305
Amortization transaction	-	32,251	-	-	-	32,251
		82,700	6,175	(73,111)	-	15,764
Balances as of June 30, 2021		5,662,834	123,885	3,789,451	(1,367)	9,574,803

29.	SUBSEQUENT EVENTS

29.1 Acquisition of 50% of Ventos da Bahia 3

On July 28, 2021, the Company disclosed by means of a Material Fact, hereby informs its shareholders and the market in general that after final negotiations with EDF Renewables do Brasil signed, on the present date a binding agreement to acquire a 50% of the Ventos da Bahia 3 Complex, located in Bahia, adjacent to Ventos da Bahia 1 and 2 complexes. The total purchase (Enterprise Value) for the 50% stake of Ventos da Bahia 3 was valued at R$422.9 million, of which R$196.6 million will be paid in cash and R$226.3 million will be net debt assumption 1. Ventos da Bahia 3, which is expected to enter into commercial operation in January 2022, has projected installed capacity of 181.5 MW.

* * *

1 The amounts mentioned may suffer adjustments due to differences in net indebtedness and working capital of the assets between the projection for the closing date and the actual balance sheet on the closing date.

36

Interim Financial Information at June 30, 2021

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

José Carlos Reis de Magalhães Neto

Antonio Augusto Torres de Bastos Filho

Eduardo Mufarej

Gustavo Barros Mattos

Rogério Zampronha

Eduardo de Toledo

Gustavo Rocha Gattass

Rachel Ribeiro Horta

FISCAL COMMITTEE

Membro efetivos

Bruno Meirelles Salotti

Maria Helena Pettersson

Ricardo Scalzo

Alternate member

Luiz Fernando Ferraz de Rezende

Tiago Isaac

Vera Elias

AUDIT AND RISK MANAGEMENT COMMITTEE

Eduardo de Toledo

Flávio César Maia Luz

Walter Iorio

RELATED-PARTY ASSET TRANSACTION COMMITTEE

Eduardo de Toledo

Gustavo Rocha Gattass

Andrea Sztajn

STATUTORY BOARD

Antonio Augusto Torres de Bastos Filho

Andrea Sztajn

Thiago Trindade Linhares

Wiliam Franco de Oliveira

Accountant

CRC 1SP256533/O-3

* * *

37

A free translation from Portuguese into English of Independent auditor’s review report on individual and consolidated interim financial information prepared in Brazilian currency in accordance with NBC TG 21 and IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB)

Independent auditor’s review report on individual and consolidated interim financial information

To the Shareholders, Board of Directors and Officers of

Omega Geração S.A.

Belo Horizonte - MG

Introduction

We have reviewed the individual and consolidated interim financial information of Omega Geração S.A. (“Company”), contained in the Quarterly Information Form (ITR), for the quarter ended June 30, 2021, comprising the statement of financial position as at June 30, 2021 and the related statements of profit or loss, of comprehensive income for three and six month periods then ended, and of changes in equity and of cash flows for six-month period then ended, including the explanatory notes.

Management is responsible for the preparation of the individual and consolidated interim financial information in accordance with Accounting Pronouncement NBC TG 21 – Interim Financial Reporting, and IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well as for the presentation of this financial information in conformity with the rules issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the preparation of Quarterly Information (ITR). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements (NBC TR 2410 and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with auditing standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the individual and consolidated interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the quarterly information referred to above was not prepared, in all material respects, in accordance with NBC TG 21 and IAS 34 applicable to the preparation of Quarterly Information (ITR), and presented consistently with the rules issued by the Brazilian Securities and Exchange Commission (CVM).

Emphasis of matter

Restatement of corresponding figures

As mentioned in Note 3.9, as a result of the price adjustment identified in the acquisition of the Ventos da Bahia Complex, the corresponding figures for the previous year, presented for comparison purposes, were adjusted and are restated as provided for in NBC TG 23 – Accounting Policies, Changes in Accounting Estimates and Errors. Our conclusion is not modified in respect of this matter.

Other matters

Statements of value added

The abovementioned quarterly information includes the individual and consolidated statements of value added (SVA) for the six-month period ended June 30, 2021, prepared under Company’s Management responsibility, and presented as supplementary information for IAS 34. These statements have been subject to review procedures performed together with the review of the quarterly information with the objective to conclude whether they are reconciled to the interim financial information and the accounting records, as applicable, and if its format and content are in accordance with the criteria set forth by NBC TG 09 – Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that they were not prepared, in all material respects, consistently with the overall individual and consolidated interim financial information.

São Paulo, August 03, 2021.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-2SP034519/O-6

/s/ Alessandra Aur Raso

Alessandra Aur Raso

Accountant CRC-1SP248878/O-7

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